TIMKEN	PRESS RELEASE

Timken Reports Third-Quarter Results

•	Third-quarter sales increase 8 percent compared with prior-year

•	Non-cash charges in Aerospace result in loss in the quarter of $0.04 per share from continuing operations

•	Adjusted earnings of $0.77 per share in the quarter, nearly double the third quarter of last year, with strong operating margins

•	Full-year 2014 adjusted earnings per share estimate of $2.45 to $2.55 consistent with prior outlook

NORTH CANTON, Ohio: Oct. 28, 2014 - The Timken Company (NYSE: TKR; www.timken.com) today reported sales of $788 million for the third quarter of 2014, an 8 percent increase from a year ago. The increase was primarily driven by organic growth in Process Industries.
As a result of non-cash charges taken in the third quarter and discontinued operations, Timken posted a consolidated net loss during the quarter of $14.8 million or $0.16 per share. The quarter includes a loss of $11.0 million or $0.12 per share from discontinued operations. Net income from continuing operations was a loss of $3.8 million or $0.04 per share. This compares with net income from continuing operations during the same period a year ago of $34.5 million or $0.36 per diluted share. The loss in the current quarter includes expense of $74.5 million net of tax or $0.83 per share, which relates to non-cash impairment and restructuring charges previously announced as part of the company’s efforts to improve the performance of the aerospace business.

Adjusted net income from continuing operations in the third quarter was $69.9 million or $0.77 per diluted share. This compares with adjusted net income from continuing operations during the same period a year ago of $38.1 million or $0.40 per diluted share (reference Table 1). Revenue growth, mix and strong manufacturing performance as well as lower selling, general and administrative expenses drove the earnings improvement. In addition, earnings per share benefited from the company’s increased share repurchase activity.

“Timken performed well this quarter,” said Richard G. Kyle, Timken president and chief executive officer. “Our sales increased eight percent year-on-year as we continue to gain share in targeted end markets, even in a relatively soft environment.

“We delivered strong operating margins, capitalizing on the increased demand and continuing our efforts to decrease costs across the enterprise. We also returned $138 million of capital to shareholders through dividends and the repurchase of 2.5 million shares in the quarter,” Kyle said. “With our current traction in the marketplace and focus on execution, we continue to expect revenue to be up year-on-year in the fourth quarter and to achieve our full-year earnings targets.”

1

TIMKEN	PRESS RELEASE

Table 1: 3Q Adjusted Net Income and Diluted Earnings Per Share (EPS)

	2014 - 3Q		2013 - 3Q
	($ in Mils.)	EPS	($ in Mils.)	EPS
Net Income / (Loss) from Continuing Operations	$ (3.8)	$(0.04)	$ 34.5	$ 0.36
Adjustments:
Aerospace impairment and restructuring charges (pre-tax)	109.5	1.22	—	—
Charges for cost-reduction initiatives and plant rationalizations (pre-tax)	1.5	0.02	4.5	0.05
Provision for income taxes	(37.3)	(0.42)	(0.9)	(0.01)
Dilutive effect on special items	—	(0.01)	—	—
Total adjustments	73.7	0.81	3.6	0.04
Net Income, after adjustments	$ 69.9	$ 0.77	$ 38.1	$ 0.40

In the third quarter, the company:

•
Achieved notable new bearing business wins, including a new rail contract in Canada, a major wind energy contract for an installation in Europe and a multi-year commitment from a global cement manufacturer;

•	Announced and started restructuring actions to improve the performance of its aerospace business;

•	Returned $138 million in capital to shareholders through the payment of dividends and the repurchase of 2.5 million shares, bringing year-to-date repurchases to 5.1 million shares; and

•	Completed a $350-million offering of 3.875 percent senior notes due 2024, part of which was used to repay $250 million 6 percent senior notes that matured in September.

Other third-quarter business results from continuing operations worth noting include:

Mobile Industries sales increased 3 percent compared with the same period a year ago. Excluding the impact of planned program exits that concluded in 2013, sales were up 8 percent, driven largely by market growth and share gains in the rail sector. Earnings before interest and taxes (EBIT) for the third quarter were $47 million or 13.2 percent of sales on higher volume, strong operating performance and favorable mix. This compares to $27.8 million or 8.0 percent of sales for the same period a year ago.

Process Industries sales increased 16 percent compared with last year’s third quarter, driven by market growth and share gains in the wind energy sector and the industrial aftermarket. EBIT for the quarter was $77.4 million or 21.8 percent of sales on improved demand and strong manufacturing performance. This compares to $51.1 million or 16.6 percent of sales during the same period a year ago.

Aerospace sales were essentially flat compared with third-quarter sales last year. EBIT for the quarter was a loss of $104.8 million, primarily reflecting the impact of goodwill impairment and inventory valuation charges of $109.5 million. Adjusted EBIT was $4.9 million or 6.5 percent of sales and compares to similar earnings for the same period a year ago. Beginning with the fourth quarter of 2014, Timken will no longer report Aerospace financial results separately but rather will incorporate aerospace business results primarily within the company’s Mobile Industries segment.

2

TIMKEN	PRESS RELEASE

Outlook
The company expects fourth-quarter revenue to be up approximately 3 percent compared with last year.

For full-year 2014, the company expects revenue from continuing operations to increase approximately 2 percent compared to 2013. The outlook for full-year 2014 by segment:

•
Mobile Industries’ sales are expected to be down approximately 5 percent, reflecting lower revenue of approximately $110 million related to the final impact from planned program exits in the light vehicle sector, partially offset by organic growth primarily from the rail sector.

•
Process Industries’ sales are expected to be up approximately 11 percent, driven by organic growth in targeted original equipment sectors and the industrial aftermarket as well as the benefit of acquisitions.

•	Aerospace sales are expected to be down approximately 5 percent due to lower defense shipments.

Timken projects 2014 earnings per diluted share from continuing operations to range from $1.45 to $1.55, which includes approximately:

•	$0.85 per share of non-cash impairment and other charges related to the company’s restructuring of its aerospace business,

•	$0.25 per share of non-cash pension settlement charges related to lump-sum programs, and

•	$0.10 per share of charges associated with previously announced cost-reduction initiatives and plant rationalizations;

•	these items will be partially offset by a gain of $0.20 per share from the sale of land in Brazil.

Excluding these items, adjusted earnings per diluted share are expected to range from $2.45 to $2.55, consistent with prior estimates at the midpoint. Operating margins in the fourth quarter are expected to be up from prior year but will be lower than third quarter 2014 due to seasonality and actions to reduce inventory levels.

The company now expects to generate cash from operations of approximately $305 million in 2014. Free cash flow is projected to be $190 million after making capital expenditures of $115 million.

Conference Call Information
Timken will host a conference call today at 11:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:    Tuesday, Oct. 28, 2014
11:00 a.m. Eastern Time
Live Dial-In: 888/254-3615 or 913/312-0386
(Call in 10 minutes prior to be included.)
Conference ID: Timken Earnings Call
Live Webcast:    www.timken.com/investors

Conference Call Replay:    Replay Dial-In available through Nov. 11, 2014:
888/203-1112 or 719/457-0820
Replay Passcode: 6977680

3

TIMKEN	PRESS RELEASE

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets Timken® bearings, transmissions, gearboxes, chain, and related products, and offers a spectrum of power system rebuild and repair services around the world. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and power transmission across the broad spectrum of bearings and related systems to improve the reliability and efficiency of machinery and equipment all around the world. Known for its quality products and collaborative technical sales model, Timken posted $3 billion in sales in 2013. With approximately 17,000 people operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the third quarter of 2014; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of the company's last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company’s pension obligations due to changes in interest rates or investment performance; the company’s ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; the company’s ability to realize the potential benefits of the spinoff of the steel business and avoid possible indemnification liabilities under certain agreements it entered into with TimkenSteel Corporation in connection with the spinoff; and the taxable nature of the spinoff. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2013, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###

Media Contact: Gloria Irwin	Investor Contact: Steve Tschiegg
Communications Manager	Director - Capital Markets & Investor Relations
Telephone: (234) 262-3514	Telephone: (234) 262-7446
mediarelations@timken.com	steve.tschiegg@timken.com

4

TIMKEN	PRESS RELEASE

The Timken Company
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$788.0	$731.4	$2,314.0	$2,285.9
Cost of products sold	562.5	529.4	1,636.8	1,625.4
Gross Profit	225.5	202.0	677.2	660.5
Selling, general & administrative expenses (SG&A)	132.2	139.4	410.8	412.6
Impairment and restructuring	91.0	3.7	100.3	11.6
Operating Income	2.3	58.9	166.1	236.3
Other income (expense), net	1.8	0.4	20.7	(0.5)
Earnings Before Interest and Taxes (EBIT)(1)	4.1	59.3	186.8	235.8
Interest expense, net	(8.1)	(4.6)	(17.3)	(16.1)
Income (Loss) From Continuing Operations Before Income Taxes	(4.0)	54.7	169.5	219.7
Provision (benefit) for income taxes	(0.9)	19.9	54.7	78.0
Income (Loss) From Continuing Operations	(3.1)	34.8	114.8	141.7
Income (loss) from Discontinued operations, net of income taxes(2)	(11.0)	17.7	18.7	68.6
Net Income (Loss)	(14.1)	52.5	133.5	210.3
Less: Net Income Attributable to Noncontrolling Interest	0.7	0.3	2.1	0.2
Net Income (Loss) Attributable to The Timken Company	$(14.8)	$52.2	$131.4	$210.1

Net Income (Loss) per Common Share Attributable to The Timken Company Common Shareholders
Earnings (loss) per share - Continuing Operations	$(0.04)	$0.36	$1.24	$1.48
Earnings (loss) per share - Discontinued Operations	$(0.12)	$0.19	$0.21	$0.72
Basic Earnings (Loss) Per Share	$(0.16)	$0.55	$1.45	$2.20

Diluted earnings (loss) per share - Continuing Operations	$(0.04)	$0.36	$1.23	$1.47
Diluted earnings (loss) per share - Discontinued Operations	$(0.12)	$0.18	$0.20	$0.71
Diluted Earnings (Loss) Per Share	$(0.16)	$0.54	$1.43	$2.18

Average Shares Outstanding	89,683,436	94,667,659	90,889,871	95,391,695
Average Shares Outstanding - assuming dilution	89,683,436	95,408,069	91,728,048	96,248,211

(1) EBIT is defined as operating income plus other income (expense). EBIT is an important financial measured used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance and cash generation.

(2) Discontinued Operations relate to the spinoff of the steel business on June 30, 2014 and includes both operating results and separation costs.

5

TIMKEN	PRESS RELEASE

BUSINESS SEGMENTS
(Dollars in millions) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Mobile Industries
Net sales to external customers	$357.1	$348.0	$1,072.3	$1,137.5
Earnings before interest and taxes (EBIT) (1)	$47.0	$27.8	$144.5	$132.1
EBIT Margin (1)	13.2%	8.0%	13.5%	11.6%

Process Industries
Net sales to external customers	$355.6	$307.2	$1,001.9	$907.7
Earnings before interest and taxes (EBIT) (1)	$77.4	$51.1	$196.0	$149.6
EBIT Margin (1)	21.8%	16.6%	19.6%	16.5%

Aerospace
Net sales to external customers	$75.3	$76.2	$239.8	$240.7
Earnings (loss) before interest and taxes (EBIT) (1)	$(104.8)	$4.6	$(96.5)	$21.0
EBIT Margin (1)	(139.2)%	6.0%	(40.2)%	8.7%

Unallocated corporate expense	$(15.5)	$(24.2)	$(57.2)	$(66.9)

Consolidated
Net sales to external customers	$788.0	$731.4	$2,314.0	$2,285.9
Earnings before interest and taxes (EBIT) (1)	$4.1	$59.3	$186.8	$235.8
EBIT Margin (1)	0.5%	8.1%	8.1%	10.3%

(1) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance and cash generation.

6

TIMKEN	PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions) (Unaudited)
	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$238.2	$384.6
Restricted cash	15.3	15.1
Accounts receivable	488.7	444.0
Inventories, net	618.3	582.6
Other current assets	139.2	144.7
Current assets, discontinued operations	—	366.5
Total Current Assets	1,499.7	1,937.5
Property, Plant and Equipment, net	833.4	855.8
Goodwill	263.5	346.1
Non-current pension assets	259.7	223.5
Other assets	258.8	265.8
Non-current assets, discontinued operations	—	849.2
Total Assets	$3,115.1	$4,477.9

LIABILITIES
Accounts payable	$185.3	$139.9
Short-term debt	9.4	269.3
Income taxes	75.7	114.3
Accrued expenses	293.0	304.3
Current liabilities, discontinued operations	—	152.3
Total Current Liabilities	563.4	980.1

Long-term debt	522.0	176.4
Accrued pension cost	133.6	159.0
Accrued postretirement benefits cost	123.9	138.3
Other non-current liabilities	121.2	138.8
Non-current liabilities, discontinued operations	—	236.7
Total Liabilities	1,464.1	1,829.3

EQUITY
The Timken Company shareholders' equity	1,637.0	2,636.6
Noncontrolling Interest	14.0	12.0
Total Equity	1,651.0	2,648.6
Total Liabilities and Equity	$3,115.1	$4,477.9

7

TIMKEN	PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash Provided (Used)
OPERATING ACTIVITIES
Net income (loss) attributable to The Timken Company	$(14.8)	$52.2	$131.4	$210.1
Net income (loss) from discontinued operations	11.0	(17.7)	(18.7)	(68.6)
Net income attributable to noncontrolling interest	0.7	0.3	2.1	0.2
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	34.1	34.7	103.4	106.3
Impairment charges	89.6	—	90.4	—
(Gain) loss on sale of assets	1.3	0.3	(20.9)	2.3
Pension and other postretirement expense	7.6	13.4	22.5	42.1
Pension and other postretirement benefit contributions and payments	(6.6)	(8.4)	(47.6)	(80.3)
Changes in operating assets and liabilities:
Accounts receivable	(13.3)	33.1	(52.6)	(4.8)
Inventories	(12.3)	(3.1)	(52.1)	(1.3)
Accounts payable	10.3	(10.4)	47.3	1.9
Accrued expenses	(11.0)	14.2	(7.5)	(59.9)
Income taxes	(10.0)	(48.2)	(46.2)	4.8
Other, net	3.6	(6.0)	21.3	(16.2)
Net Cash Provided By Operating Activities - Continuing Operations	$90.2	$54.4	$172.8	$136.6
Net Cash Provided (Used) By Operating Activities - Discontinued Operations	(11.0)	58.0	22.6	113.3
Net Cash Provided By Operating Activities	$79.2	$112.4	$195.4	$249.9
INVESTING ACTIVITIES
Capital expenditures	$(38.6)	$(27.7)	$(87.1)	$(91.6)
Acquisitions	—	2.8	(12.0)	(64.5)
Other	1.2	(0.6)	19.0	8.2
Net Cash Used by Investing Activities - Continuing Operations	$(37.4)	$(25.5)	$(80.1)	$(147.9)
Net Cash Used by Investing Activities - Discontinued Operations	—	(37.5)	(77.0)	(118.7)
Net Cash Used by Investing Activities	$(37.4)	$(63.0)	$(157.1)	$(266.6)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.5)	$(21.8)	$(68.2)	$(66.0)
Purchase of treasury shares	(115.2)	(25.5)	(266.5)	(107.3)
Net proceeds (payments) from credit facilities	(54.9)	14.4	(9.4)	7.6
Net proceeds (payments) from long-term debt	95.8	—	95.6	(9.8)
Distribution of TimkenSteel	(3.0)	—	(46.5)	—
Other	11.4	2.2	19.9	31.7
Net Cash Used by Financing Activities - Continuing Operations	$(88.4)	$(30.7)	$(275.1)	$(143.8)
Net Cash Provided by Financing Activities - Discontinued Operations	—	—	100.0	—
Net Cash Used by Financing Activities	$(88.4)	$(30.7)	$(175.1)	$(143.8)
Effect of exchange rate changes on cash	(10.0)	2.6	(9.6)	(7.8)
Increase (decrease) in Cash and Cash Equivalents	$(56.6)	$21.3	$(146.4)	$(168.3)
Cash and cash equivalents at beginning of period	294.8	396.8	384.6	586.4
Cash and Cash Equivalents at End of Period	$238.2	$418.1	$238.2	$418.1

8

TIMKEN	PRESS RELEASE

Reconciliation of EBIT to GAAP Net Income:
This reconciliation is provided as additional relevant information about the Company's performance. Management believes consolidated earnings before interest and taxes (EBIT) is representative of the Company's performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net income to consolidated EBIT.

(Dollars in millions) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Income (Loss)	$(14.1)	$52.5	$133.5	$210.3

Income (Loss) From Discontinued Operations, net of income taxes	11.0	(17.7)	(18.7)	(68.6)
Provision (benefit) for income taxes	(0.9)	19.9	54.7	78.0
Interest expense	9.1	5.0	20.4	17.5
Interest income	(1.0)	(0.4)	(3.1)	(1.4)
Consolidated earnings before interest and taxes (EBIT)	$4.1	$59.3	$186.8	$235.8

9

TIMKEN	PRESS RELEASE

Reconciliation of Net Income Attributable to The Timken Company, After Adjustments, to GAAP Net Income Attributable to The Timken Company and Adjusted Earnings Per Share to GAAP Earnings Per Share:
This reconciliation is provided as additional relevant information about the Company's performance. Management believes that net income attributable to The Timken Company and diluted earnings per share, adjusted to remove: (a) gain on sale of real estate in Brazil; (b) charges for cost-reduction initiatives and plant rationalization costs; (c) Aerospace impairment and restructuring charges; (d) provision for income taxes; and (e) the dilutive effect on special items are representative of the Company's performance and therefore useful to investors.

(Dollars in millions, except share data) (Unaudited)	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	EPS	2013	EPS	2014	EPS	2013	EPS
Income (loss) from Continuing Operations	$(3.1)		$34.8		$114.8		$219.7
Less: Net Income Attributable to Noncontrolling Interest	0.7		0.3		2.1		0.2
	(3.8)	$(0.04)	34.5	$0.36	112.7	$1.23	219.5	$1.47

Adjustments:
Gain on sale of real estate in Brazil (1)	—	—	—	—	(22.6)	(0.25)	—	—
Charges for cost-reduction initiatives and plant rationalization costs(2)	1.5	0.02	4.5	0.05	12.5	0.14	16.8	0.17
Aerospace impairment and restructuring charges (3)	109.5	1.22	—	—	109.5	1.19	—	—
Provision for income taxes (4)	(37.3)	(0.42)	(0.9)	(0.01)	(36.7)	(0.40)	(5.2)	(0.05)
Dilutive effect on special items (5)	—	(0.01)	—	—	—	—	—	—
Total Adjustments:	73.7	0.81	3.6	0.04	62.7	0.68	11.6	0.12
Net Income Attributable to The Timken Company, after adjustments	$69.9	$0.77	$38.1	$0.40	$175.4	$1.91	$231.1	$1.59

(1) Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(2) Cost-reduction initiatives and plant rationalization costs related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Aerospace impairment and restructuring charges related to goodwill impairment charges, inventory valuation adjustments, and severance.

(4) Provision for income taxes includes the tax impact on pre-tax special items, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

(5) The dilutive effect on special items represents the impact of calculating earnings per share on a loss from continuing operations using average shares outstanding of 89,683,436 compared to calculating earnings per share on income from continuing operations, as adjusted, using average shares outstanding - assuming dilution of 90,523,412 for the third quarter of 2014.

10

TIMKEN	PRESS RELEASE

Reconciliation of Gross Profit, After Adjustments, to Gross Profit as a Percentage of Sales and Gross Profit, After Adjustments, to Gross Profit
The following reconciliation is provided as additional relevant information about the Company's gross profit performance. Management believes that gross profit and gross profit margin, after adjustments, are representative of the Company's core operations and therefore useful to investors.

(Dollars in millions, except share data) (Unaudited)	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	Percentage to Net Sales	2013	Percentage to Net Sales	2014	Percentage to Net Sales	2013	Percentage to Net Sales
Gross Profit	$225.5	28.6%	$202.0	27.6%	$677.2	29.3%	$660.5	28.9%

Aerospace Inventory Valuation Adjustment and Other	20.2	2.6%	—	—%	20.2	0.9%	—	—%
Gross Profit, After Adjustments	$245.7	31.2%	$202.0	27.6%	$697.4	30.1%	$660.5	28.9%

11

TIMKEN	PRESS RELEASE

Reconciliation of EBIT Margin, After Adjustments, to Net Income as a Percentage of Sales and EBIT, After Adjustments, to Net Income:
The following reconciliation is provided as additional relevant information about the Company's performance. Management believes that EBIT and EBIT margin, after adjustments, are representative of the Company's core operations and therefore useful to investors.

(Dollars in millions, except share data) (Unaudited)	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	Percentage to Net Sales	2013	Percentage to Net Sales	2014	Percentage to Net Sales	2013	Percentage to Net Sales
Net Income (Loss)	$(14.1)	(1.8)%	$52.5	7.2%	$133.5	5.8%	$210.3	9.2%

Income (Loss) From Discontinued Operations, net of income taxes	11.0	1.4%	(17.7)	(2.4)%	(18.7)	(0.8)%	(68.6)	(3.0)%
Provision (benefit) for income taxes	(0.9)	(0.1)%	19.9	2.7%	54.7	2.4%	78.0	3.4%
Interest expense	9.1	1.2%	5.0	0.7%	20.4	0.9%	17.5	0.8%
Interest income	(1.0)	(0.1)%	(0.4)	(0.1)%	(3.1)	(0.1)%	(1.4)	(0.1)%
Consolidated earnings before interest and taxes (EBIT)	$4.1	0.5%	$59.3	8.1%	$186.8	8.1%	$235.8	10.3%

Adjustments:
Gain on sale of real estate in Brazil (1)	—	—%	—	—%	(22.6)	(1.0)%	—	—%
Charges for cost-reduction initiatives and plant rationalization costs(2)	1.5	0.2%	4.5	0.6%	12.5	0.5%	16.8	0.7%
Aerospace impairment and restructuring charges (3)	109.5	13.9%	—	—%	109.5	4.7%	—	—%
Total Adjustments	111.0	14.1%	4.5	0.6%	99.4	4.3%	16.8	0.7%
Consolidated earnings before interest and taxes (EBIT), after adjustments	$115.1	14.6%	$63.8	8.7%	$286.2	12.4%	$252.6	11.0%

(1) Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(2) Cost-reduction initiatives and plant rationalization costs related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Aerospace impairment and restructuring charges related to goodwill impairment charges, inventory valuation adjustments, and severance.

12

TIMKEN	PRESS RELEASE

Reconciliation of EBIT Margin, After Adjustments, to EBIT as a Percentage of Sales and EBIT, After Adjustments, to EBIT:
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries, Process Industries, and Aerospace segment performance. Management believes that segment EBIT and EBIT margin, after adjustments, are representative of the segment's core operations and therefore useful to investors.

	Mobile Industries
(Dollars in millions) (Unaudited)	Three Months Ended September 30, 2014	Percentage to Net Sales	Three Months Ended September 30, 2013	Percentage to Net Sales	Nine Months Ended September 30, 2014	Percentage to Net Sales	Nine Months Ended September 30, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$47.0	13.2%	$27.8	8.0%	$144.5	13.5%	$132.1	11.6%

Gain on sale of real estate in Brazil (1)	—	—%	—	—%	(22.6)	(2.1)%	—	—%
Charges for cost-reduction initiatives and plant rationalization costs(2)	1.7	0.5%	3.7	1.1%	8.8	0.8%	15.5	1.4%
Earnings before interest and taxes (EBIT), after adjustments	$48.7	13.7%	$31.5	9.1%	$130.7	12.2%	$147.6	13.0%

	Process Industries
(Dollars in millions) (Unaudited)	Three Months Ended September 30, 2014	Percentage to Net Sales	Three Months Ended September 30, 2013	Percentage to Net Sales	Nine Months Ended September 30, 2014	Percentage to Net Sales	Nine Months Ended September 30, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$77.4	21.8%	$51.1	16.6%	$196.0	19.6%	$149.6	16.5%

Charges for cost-reduction initiatives and plant rationalization costs(2)	(0.4)	(0.1)%	0.5	—%	2.5	0.2%	0.9	0.1%
Earnings before interest and taxes (EBIT), after adjustments	$77.0	21.7%	$51.6	16.6%	$198.5	19.8%	$150.5	16.6%

	Aerospace
(Dollars in millions) (Unaudited)	Three Months Ended September 30, 2014	Percentage to Net Sales	Three Months Ended September 30, 2013	Percentage to Net Sales	Nine Months Ended September 30, 2014	Percentage to Net Sales	Nine Months Ended September 30, 2013	Percentage to Net Sales
Earnings (loss) before interest and taxes (EBIT)	$(104.8)	(139.2)%	$4.6	6.0%	$(96.5)	(40.2)%	$21.0	8.7%

Charges for cost-reduction initiatives and plant rationalization costs(2)	0.2	0.3%	0.3	0.4%	1.2	0.5%	0.4	0.2%
Aerospace impairment and restructuring charges(3)	109.5	145.4%	—	—%	109.5	45.7%	—	—%
Earnings before interest and taxes (EBIT), after adjustments	$4.9	6.5%	$4.9	6.4%	$14.2	5.9%	$21.4	8.9%

(1) Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(2) Cost-reduction initiatives and plant rationalization costs related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Aerospace restructuring and reorganization expense related to goodwill impairment charges, inventory valuation adjustments, and severance.

13

TIMKEN	PRESS RELEASE

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital:
This reconciliation is provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital, is defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt is an important measure of the Company's financial position, due to the amount of cash and cash equivalents.

(Dollars in millions) (Unaudited)
			September 30, 2014	December 31, 2013
Short-term debt			$9.4	$269.3
Long-term debt			522.0	176.4
Total Debt			$531.4	$445.7
Less: Cash, cash equivalents and restricted cash			(253.5)	(399.7)
Net Debt			$277.9	$46.0

Total equity			$1,651.0	$2,648.6

Ratio of Total Debt to Capital			24.3%	14.4%
Ratio of Net Debt to Capital			14.4%	1.7%

Reconciliations of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net cash provided by operating activities from continuing operations	$90.2	$54.4	$172.8	$136.6
Less: capital expenditures	(38.6)	(27.7)	(87.1)	(91.6)
Free cash flow	$51.6	$26.7	$85.7	$45.0

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